Exhibit 99.1

 AMERICAN TELECASTING, INC.



 FOR IMMEDIATE RELEASE         Contact:
                               David K. Sentman
                               Senior Vice President and
                               Chief Financial Officer
                               American Telecasting, Inc.
                               Tel. (719) 260-5533


 EARLY TERMINATION OF HART-SCOTT-RODINO
 WAITING PERIOD GRANTED FOR AMERICAN TELECASTING/
 SPRINT TRANSACTION


      Colorado Springs, Colorado, June 1, 1999. American Telecasting, Inc. ("ATI") (OTC Bulletin Board: ATEL) announced today that it has received notification that the Federal Trade Commission has granted early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act applicable to its pending acquisition by Sprint Corporation. Early termination or expiration of such waiting period was one of the conditions to the pending acquisition.


                                  * * * * *


      American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States, serving approximately 102,400 video subscribers in 32 markets as of March 31, 1999. ATI also provides commercial high-speed Internet access in three markets and is a leader in testing MDS wireless broadband access services. ATI's wireless services use microwave frequencies licensed by the Federal Communications Commission.



 5575 Tech Center Drive, Suite 300 bullet Colorado Springs, CO 80919 BULLET Telephone (719) 260 -5533 bullet Fax (719) 260 - 5010